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                                                                     EXHIBIT 4.5

THIS OPTION AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS OPTION IS NOT TRANSFERABLE, AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE MAY NOT BE TRANSFERRED UNTIL (1) A REGISTERED STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THEREOF, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THIS ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH PROPOSED TRANSFER IS NOT IN VIOLATION OF ANY APPLICATION STATE SECURITIES LAWS.

                                     OPTION
                            TO PURCHASE COMMON STOCK

This option granted by International Trading & Manufacturing Corporation, a Nevada Corporation (the "Company"), as of October 20, 1998, entitles Kevin Harrington Enterprises, Inc., a Florida Corporation (the "Grantee") to purchase 90,000 shares of the Company's Common Stock at an initial purchase price of $3.40 per share (the "Purchase Price").

SECTION 1. Definitions. As used herein the following terms shall have the following meanings, unless the context shall otherwise require:

(a) "Common Stock" shall mean the Common Stock of the Company, whether now or hereafter authorized.

(b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 11250 El Camino Real, #100, San Diego, California 92130.

(c) "Exercise Date" shall mean the date on which the company shall have received both (a) the option, with an exercise form acceptable to the Company and duly executed by the Registered Holder thereof or his attorney duly authorized in writing and (b) payment in cash or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

(d)     "Initial Option Exercise Date" shall mean October 20, 1998.

(e) "Purchase Price" shall mean the initial purchase price to be paid per share of Common Stock upon exercise of each option in accordance with the terms hereof, which price shall be $3.40, subject to adjustment from time to time pursuant to the provisions of Section 7 hereof and the subject to the Company's right to reduce the Purchase Price upon notice to the Registered Holder.

(f) "Grantee" shall mean the person, in whose name the options shall be registered on the books maintained by the Company.

(g) "Option Expiration Date" shall mean 5:00 P.M. (California time) on October 19, 2001 provided that if such date shall in the State of California be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (California time) on the next following day which in the State of California is not a holiday or a day on which banks are authorized to close. Upon notice to the Grantee the Company shall have the right to extend the Option Expiration Date.

        SECTION 2. Options and Issuance of Option Agreements.

(a) This option initially entitles the Grantee to purchase an aggregate of 90,000 shares of Common Stock upon the exercise thereof, in accordance with terms hereof, subject to modification and adjustment as provided in
        Section 7.



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(b)     From time to time, up to the Option Expiration Date, the Company shall execute and deliver options in required whole number denominations to the Grantee (a) any such adjustment or change in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the options made pursuant to Section 7 hereof and (b) other modifications approved by Grantee.

        SECTION 3.  Form and Execution of Options:  Exercise of Options.

(a) Options shall be executed on behalf of the Company by its Chairman of the Board. President, any Vice President or Chief Financial Officer by manual signatures. In case any officer of the Company who shall have signed any of the options shall cease to be such officer of the Company before the date of issuance of the options and issue delivery thereof, such may nevertheless be issued and delivered with the same force and effect as though the person who signed such options had not ceased to be such officer of the Company. After execution by the Company, each option shall then be delivered to the Grantee.

(b) Each option may be exercised by the Grantee thereof at any on or after the Initial Exercise Date, but not after the Option Expiration Date, upon the terms and subject to the conditions set forth herein. An option shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposed as the holder upon exercise thereof as of the close of business on the Exercise Date and the person entitled to shares of Common Stock outstanding on such record date.

(c) Whenever the Purchase Price payable upon exercise of each option is adjusted as provided above, the number of shares of Common Stock purchasable upon exercise of this option shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this option by the Purchase Price in effect on the date hereof and dividing the product so obtained by the Purchase Price, as adjusted.

(d) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of options outstanding in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each option as herein above provided, so that each option outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each option held of record prior to such adjustment of the number of options shall become that number of options determined by multiplying the number one by a fraction the numerator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of option, pursuant to this Section 7, the Company shall, as promptly as practicable, cause to be distributed to the Grantee of an option on the date of such adjustment an option evidencing, subject to Section 8 hereof, the number of additional options to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the option held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) a new option evidencing the number of options to which such shall be entitled after such adjustment.

(e) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the options, the option or options theretofore and thereafter issued shall, unless the Company shall exercise its option to issue a new option pursuant to Section 7 (d) hereof continue to express the Purchase Price per share and the number of shares purchasable thereunder as they were expressed in the option when it was originally issued.

(f) After each adjustment of the Purchase Price pursuant to this Section 7. the Company will promptly prepare a certificate signed by the Chairman or President and by the Chief Financial Officer, Controller, Treasurer or an Assistant Treasurer or the Secretary or Assistant, delivered to the optionee stating the exercise price per share and the number of shares deliverable upon exercise. As soon as practicable on or after the Exercise Date the Company shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in



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        payment of the Purchase Price pursuant to such options, caused to be issued and delivered by the Company's transfer agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus an option for any remaining unexercised options of the Grantee).


SECTION 4. Reservation of Shares; Payment of Taxes.

(a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock solely for the purpose of issue upon exercise of the options, such number of shares of Common Stock which shall then be issuable upon the exercise of all outstanding options. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the options and payment and Purchase Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect with the issued thereof (other than those which the Company shall promptly pay or discharge).

(b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the options; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, options may not be exercised by, or shares of Common Stock issued to, Grantee in any state in which such exercise would be unlawful.

(c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be charged with respect to the issuance of the options; or the issuance, or delivered of any shares upon exercise of the options; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Grantee of the option being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereof, if any.

SECTION 5. Registration Rights.

(a) Upon demand by Grantee the Company shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission
        (SEC) a registration statement and to cause such registration statement to become and remain effective until all of the shares are sold without restriction under the rules and regulations promulgated by the SEC.

(b) In the case of any registration pursuant to the Section 10, the Company shall keep the person whose securities are to be registered thereunder advised of the initiation and completion of such registration. At its expense, except as provided in Section 10 (b) (iv) below, the Company will promptly:

        (i) Prepare and file with the SEC the registration statement described in Section 10 (a) above and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

        (ii) Prepare and file with the SEC such amendments and supplements to such registration and the prospectus, used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;

        (iii) Furnish to the Selling Stockholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, and such other documents as they may reasonably requested in order to facilitate the disposition of the securities covered by such registration statement;

        (iv) Use commercially reasonable efforts to register and qualify the securities covered by such


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                registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably request by selling Stockholder, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such statement or jurisdictions;

        (v) Notify the Selling Stockholder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus includes such registration statements;

        (vi) Cause all such shares exercised hereunder to be listed on such securities exchange or market system on which similar securities issued by the Company are then listed; and

        (vii) Provide a transfer agent and register for such Shares not later than the effective dates of such registration statements.

(c) The Grantee shall provide the Company with all necessary and reasonable assistance in the preparation and filing of the registration statement required to be prepared and file by the Company and other obligations of the Company under this Section 5.

SECTION 6. Exchange of Option.

(a) This option may be exchanged for other options representing an equal aggregate number of options of the same type. Options to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefore the option or options which the Grantee making the exchange shall be enticed to receive.

(b) The Company shall keep at its office books in which it shall register the options in accordance with its regular practice.

(c) The Company may require payment by such Grantee of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith.

(d) All options surrendered for exercise or for exchange in case of mutilated options shall be promptly canceled by the Company and thereafter retained by the Company until the Option Expiration Date, or such other time as the Company shall determine solely within its discretion.

SECTION 7. Loss or Mutilation.

        Upon receipt by the Company of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any option and (in case of loss, theft, destruction) of indemnity satisfactory to them, and (in cases of mutilation) upon surrender and cancellation hereof, the Company shall execute and deliver to the Grantee in lieu thereof a new option of like tenor representing an equal aggregate number of options. Applicants for a substitution option shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe or require.

SECTION 8. Adjustments of Exercise Price and number of Shares of Common Stock or Options.

(a) In case the Company shall (i) declare a dividend or make a distribution in its outstanding, shares of Common Stock in shares of Common Stock;
        (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect at the time



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        of the record date for such dividend or distribution of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price by a fraction, the denominator which shall be the number of shares of Common Stock outstanding after giving affect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Company shall fix a record dare for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Purchase Price on such record date, the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which all be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Purchase Price, and the denominator of which shall be the sum of the number certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Grantee an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

        A statement by the Secretary of the Company setting forth: (i) the Purchase Price as adjusted, (ii) the number of shares of Common Stock purchasable upon exercise or each option after such adjustment, and, if the Company shall have elected to adjust the number of options, the number of options to which the Grantee of each option shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Grantee of options at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect herein or in the mailing thereof shall affect the validity thereof except as to the holder whose notice was defective. The affidavit of the Secretary or Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated herein.

(c) For purposes of Section 7 hereof, the following provisions shall also be applicable:

        (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale for issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposed of said sections.

        (B) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $0.05 in such price, provided that any adjustments which by reason of this clause
        (B) are not to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment (s) so carried forward, shall require an increase or decrease of at least $0.05 in the Purchase Price then in effect hereunder.

(h) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 7, or as to the amount of any such adjustment, if required, shall be binding upon the Grantee of the options and the Company if made in good faith by the Board of Directors of the Company.

(i) If and whenever the Company shall declare any dividends or distributions or grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options of the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall notify each of the then Grantees



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        of the options of such evince prior to its occurrence to enable such options to exercise their options and participate as holders of Common Stock in such event.

SECTION 9. Fractional Options and Fractional Shares.

(a) If the number of shares of Common Stock purchasable upon the exercise of each options is adjusted pursuant to Section 7 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the options or otherwise, or to distribute the shares:

(A) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privilege on such exchange or listed for trading on the National Market System of NASDAQ ("NMS"), the current value shall be the last reported sale price of the Common Stock on such exchange of the last business day prior to the date of exercise of this option or if no such sale is made on such day or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

(B) If the Common Stock is listed in the over-the-counter marked (other than on NMS) or admitted to adjusted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this option; or

(C) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount decreed in such reasonable manner as may be prescribed by the Board of Directors of the Company.

SECTION 10. Option Holder Not Deemed Stockholder. No holder of options shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such options for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of options, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change or par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice e of meetings, or to receive dividends or subscription rights, until such Grantee shall have exercised such options and been issued shares of Common Stock in accordance with the provisions hereof.

SECTION 11. Rights of Action. All rights of action with respect to this option are vested in the Grantee of the options, and the Grantee of an option, without consent of the holder of any other option, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his options for the purchase of shares of Common Stock in the manner provided in this Warrant.

SECTION 12. Agreement of Option Holder. Every holder of an option by his acceptance thereof, consents and agrees with the Company that the Company may deem and treat the person in whose name the option is registered as the sold and as the absolute, true and lawful owner of the options represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 6 hereof.

SECTION 13. Gender, Singular and Plural. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

SECTION 14. Governing Law. This option shall be governed by and construed in accordance with the laws of the State of California, without reference to principal of conflict of laws.

SECTION 15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be denied to have been made when delivered or mailed first class registered or certified



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mail postage prepaid, as follows: If to the Grantee of options, at the address of such holder as shown on the registry books maintained by the Company; if to the Company 11250 El Camino Real, #100, San Diego, California 92130.

SECTION 16. Binding Effect. This option shall be binding upon and inure to the benefit of the Company (and its respective successors and assigns). Nothing in this option is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

SECTION 17. Termination. This option shall terminate at the close of business on the option Expiration Date.


                             International Trading & Manufacturing Corporation


                             By:                   /S/
                                ----------------------------------------
                                  Klaus Moeller, Chief Executive Officer


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